UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2023

CLUBHOUSE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

3651 Lindell Road, D517 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 479-3016

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2023, Clubhouse Media Group, Inc. (the “Company”) entered into a Debt Repayment and Release Agreement (the “Agreement”) by and between the Company and ONE44 CAPITAL LLC (“ONE44”). Pursuant to the terms of the Agreement, the Company agreed to pay to ONE44 $77,893.15 as full and complete payment of certain debt owed by the Company to ONE44 pursuant to a convertible promissory note, dated as of May 20, 2022, as amended (the “Note”), in the principal sum of $70,000, plus accrued interest in the approximate amount of $2893.15. (the “Debt”). On May 10, 2023, pursuant to the terms of the Agreement, the Company paid ONE44 $77,893.15, the Debt was settled and the Note was terminated.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 17, 2023	CLUBHOUSE MEDIA GROUP, INC.

	By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Chief Executive Officer

3